CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Proxy Statement/Prospectus and the Statement of Additional Information constituting parts of Registration Statement # 333-126863 on Form N-14 (“N-14 Registration Statement”) of our report dated December 17, 2004, relating to the October 31, 2004 financial statements appearing in the 2004 Annual Report to Shareholders of Amerindo Funds, Inc., including the Amerindo Technology Fund, (“the Fund”), which accompany the N-14 Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Amerindo Fund Financial Highlights” in such Prospectus/Proxy Statement. We also consent to references to us under the headings “Counsel and Independent Registered Public Accountants” and “Financial Statements” in the Fund’s Prospectus and Statement of Additional Information dated February 25, 2005, all of which accompany and are incorporated by reference in the N-14 Registration Statement.

Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 30, 2005